INDEPENDENT AUDITOR'S REPORT
The Board of Directors and Shareholders,
Old Westbury Funds, Inc.:

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Old Westbury
Funds, Inc. (the "Funds") (comprising,
respectively, Core Equities Fund, Capital
Opportunity Fund, International Fund, Fixed
Income Fund, and Municipal Bond Fund-the "Portfolios") as of October 31, 2001, the related statements of operations for the year then ended and of changes in net assets and financial highlights for each of the period presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of
securities owned at October 31, 2001, by correspondence with the custodians and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial positions of the respective Portfolios constituting the Old Westbury Funds, Inc. as of October 31,
2001, the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United State of America.

DELOITTE & TOUCHE LLP

New York, New York
December 14, 2001